Exhibit 99.1
Clearwater Analytics Announces Second Quarter 2025 Financial Results

Quarterly Revenue of $181.9 Million, Up 70% Year-Over-Year
Annualized Recurring Revenue of $783.5 Million, Up 83% Year-Over-Year
Adjusted EBITDA of $58.3 Million, Up 74% Year-Over-Year

BOISE, Idaho, CHICAGO, NEW YORK, LONDON and HONG KONG — August 6, 2025 — Clearwater Analytics Holdings, Inc. (NYSE: CWAN) (“Clearwater Analytics” or the “Company”), the most comprehensive technology platform for investment management, today announced its financial results for the quarter ended June 30, 2025.

“Q2 was very successful, both for our standalone business and as an integrated company. Most encouraging were our meetings with clients across multiple countries, where we found near unanimous excitement and support for what we are building and how it could help transform our industry. We have moved expeditiously to reorganize the company for the next growth phase, and in doing that, we have already achieved our $20 million synergy target a full year ahead of schedule. Our strong metric-driven focus on client delight has already started to bear fruit, as evidenced by our combined non-GAAP gross margin of 77.4% for the quarter,” said Sandeep Sahai, CEO of Clearwater Analytics. “Our core business continues its strong growth trajectory with revenues growing 22% in the quarter, with the gross margin of our platform exceeding 80%, a long-term target we had hoped to achieve in a few years. We are delighted to welcome Germany’s largest public insurer, Versicherungskammer Group, to the Clearwater community. Their implementation of our combined Clearwater, Enfusion and Beacon solutions will serve as a powerful validation of our integrated platform strategy. Additionally, we are thrilled that our APAC team secured a significant mandate from one of the largest banks in the world to provide client reporting globally, further demonstrating our expanding international footprint.”

Second Quarter 2025 Financial Results Summary

•Revenue: Total revenue for the second quarter of 2025 was $181.9 million, an increase of 70.4%, from $106.8 million in the second quarter of 2024. Revenue from the core Clearwater business was $130.6 million, an increase of 22% from the second quarter of 2024.

•Gross Profit: Gross profit for the second quarter of 2025 increased to $118.5 million, which equates to a 65.1% GAAP gross margin, compared with gross profit of $76.9 million and GAAP gross margin of 72.0% in the second quarter of 2024. Non-GAAP gross profit for the second quarter of 2025 was $140.8 million, which equates to a 77.4% non-GAAP gross margin, compared with non-GAAP gross profit of $82.7 million and non-GAAP gross margin of 77.5% in the second quarter of 2024.

•Net Income/(Loss): Net loss for the second quarter of 2025 was $24.2 million, compared with net income of $0.3 million in the second quarter of 2024. Non-GAAP net income for the second quarter of 2025 increased to $34.8 million, an increase of 29.7% from $26.8 million in the second quarter of 2024.

•Adjusted EBITDA: Adjusted EBITDA for the second quarter of 2025 was $58.3 million, an increase of 74.3%, from $33.4 million in the second quarter of 2024. Adjusted EBITDA margin for the second quarter of 2025 was 32.1%, an increase of 70 basis points over the second quarter of 2024.

•Cash Flows: Operating cash flows for the second quarter of 2025 were $47.1 million. Free cash flows for the second quarter of 2025 were $44.1 million, an increase of 4.0% over the second quarter of 2024.

•Net Loss Per Share and Non-GAAP Net Income Per Share: Net loss per basic and diluted share was $0.09 in the second quarter of 2025. Non-GAAP net income per basic share was $0.13, and non-GAAP net income per diluted share was $0.12 in the second quarter of 2025.

•Cash, cash equivalents, and investments were $71.9 million as of June 30, 2025. Total debt, net of debt issuance cost, was $878.1 million as of June 30, 2025.

Second Quarter 2025 Key Metrics Summary

•Annualized Recurring Revenue: As of June 30, 2025, annualized recurring revenue (“ARR”) reached $783.5 million, an increase of 83% from $427.2 million as of June 30, 2024.

ARR is calculated at the end of a period by dividing the recurring revenue in the last month of such period by the number of days in the month and multiplying by 365.

•Gross Revenue Retention Rate: As of June 30, 2025, the gross revenue retention rate was 98%, compared to 99% as of June 30, 2024.

Gross revenue retention rate represents annual contract value (“ACV”) at the beginning of the 12-month period ended on the reporting date less client attrition over the prior 12-month period, divided by ACV at the beginning of the 12-month period, expressed as a percentage. ACV is comprised of annualized recurring revenue plus contracted-not-billed revenue, which represents the estimated annual contracted revenue for new and existing client opportunities prior to revenue recognition.

•Net Revenue Retention Rate: As of June 30, 2025, the net revenue retention rate was 110%, compared to 110% as of June 30, 2024. Clearwater’s core business net revenue retention remained at 114% as of June 30, 2025.

Net revenue retention rate is the percentage of recurring revenue from clients on the platform for 12 months and includes changes from the addition, removal, or value of assets on our platform, contractual changes that have an impact to annualized recurring revenues and lost revenue from client attrition.
Recent Business Highlights

•Clearwater Analytics announced the 2025 Insurance Investment Outsourcing Report (IIOR), revealing a record $4.5 trillion in unaffiliated general account insurance assets under management (AUM) – up 24% year-over-year. Investment consultant assets under advisement grew to $2 trillion. The IIOR profiles over 100 investment managers and consultants, showcases emerging strategies across public and private markets, and provides expert perspectives to help insurers make informed decisions about investment management strategies and technology requirements.

•The Company announced a strategic partnership with Bloomberg, a milestone that supports our growth strategy and expands our reach among the world’s largest investment firms. The bi-directional integration between Bloomberg AIM and Clearwater will eliminate manual workflows and deliver a seamless front-to-back experience. This collaboration reinforces Clearwater’s open, interoperable platform strategy—integrating with the systems clients prefer while providing scalable middle- and back-office capabilities. It strengthens our competitive position and broadens the range of operating models we support.

•The Company announced that:
◦Versicherungskammer Group (VKB), Germany’s largest public insurer, selected Clearwater Analytics’ platform to power their middle, back office and risk functions.
◦Long-time client Wayne Cooperative Insurance expanded its relationship with Clearwater to include performance attribution and risk analytics to drive improved returns and reduced risk exposure.
◦Danish pension provider, Norli Liv & Pension, part of the Norli group, selected Clearwater to modernize its investment accounting, reporting, and compliance operations and benefit from a single, consolidated view of all in-house and outsourced chief investment officer managed holdings across its public and private asset classes.
◦Pool Re, the UK’s terrorism reinsurer overseeing more than £7.2 billion in assets, selected Clearwater's risk products to modernize its investment management infrastructure.
◦HG Re Ltd. selected Clearwater to enhance its investment performance measurement and risk analytics capabilities, support data-driven investment decisions, and improve portfolio oversight.

•The Company expanded its footprint within existing clients and added marquee clients such as: Agile Investment Management, Arthrosi Therapeutics, Axonic Insurance Services, Black Swift Group, Centennial Government Advisors, Communities Foundation of Texas, Fondo de Garantias de Instituciones Financieras, Hawaii Community Foundation, Hildene Capital Management, Hoisington Investment Management Company, IAG Asset

Management Limited, Kathrein Privatbank Aktiengesellschaft, Knight Management Company, Liberty Media Corporation, Los Angeles Capital Management, Missouri Farm Bureau, OFI Invest Asset Management, PacificSource Health Plans, Prudent Man Advisors, Turks and Caicos Islands National Insurance Board, and University of the Pacific.

•The Company was recognized by CNBC and Statista, Inc. on CNBC’s list of the World’s Top Fintech Companies 2025. The Company is the Hong Kong winner of the InsuranceAsia News Country Award for Excellence 2025 in the Most Innovative Product/Service category.

Guidance for Clearwater Analytics:

Third Quarter 2025
Revenue	$203 million to $204 million
Year-over-Year Growth %	~75% to 76%
Adjusted EBITDA	~$65 million
Adjusted EBITDA Margin %	~32%
Interest Expense	~$16 million

Consolidated Guidance for Clearwater Analytics:

Full Year 2025
Revenue	$726 million to $732 million
Year-over-Year Growth %	~61% to 62%
Adjusted EBITDA	$232 million to $237 million
Adjusted EBITDA Margin %	~32%
Total equity-based compensation expense and related payroll taxes (including one-time charges)	~$135 million ~18% of revenues
Depreciation and Amortization	~$86 million
Interest Expense	~$48 million

Certain components of the guidance given above are provided on a non-GAAP basis only without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations.
Conference Call Details

Clearwater Analytics will hold a conference call and webcast on August 6, 2025, at 5:00 p.m. Eastern time to discuss second quarter 2025 financial results, provide a general business update, and respond to analyst questions.
A live webcast of the call will also be available on the Company’s investor relations website. Please visit investors.clearwateranalytics.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.
If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.
About Clearwater Analytics

Clearwater Analytics (NYSE: CWAN) is transforming investment management with the industry’s most comprehensive cloud-native platform for institutional investors across global public and private markets. While legacy systems create risk, inefficiency, and data fragmentation, Clearwater’s single-instance, multi-tenant architecture delivers real-time data and AI-driven insights throughout the investment lifecycle. The platform eliminates information silos by integrating portfolio management, trading, investment accounting, reconciliation, regulatory reporting, performance, compliance, and risk analytics in one unified system. Serving leading insurers, asset managers, hedge funds, banks, corporations, and governments, Clearwater supports over $8.8 trillion in assets globally. Learn more at clearwateranalytics.com.

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Investor Contact:
Michael Chen | +1 917-843-0445 | investors@clearwateranalytics.com
Media Contact:
Claudia Cahill | +1 703-728-1221 | press@clearwateranalytics.com
Use of non-GAAP Information

This press release contains certain non-GAAP measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP effective tax rate, diluted non-GAAP share count and free cash flow.

The non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. However, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate its operating performance, when reviewed in conjunction with its GAAP financial statements. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company's business and operations. In addition, undue reliance should not be placed upon non-GAAP or operating information because this information is neither standardized across companies nor subjected to the same control activities and audit procedures that produce the Company's GAAP financial results.

The Company's non-GAAP statement of operations measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP effective tax rate, diluted non-GAAP share count and free cash flow, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of its ongoing operations. These adjusted measures exclude the impact of share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as financing and capital structures, taxation positions or regimes, restructuring, transaction expenses, impairment and other charges. Please refer to the reconciliations of these measures below to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP.
Use of Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company's possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties may cause actual results to differ materially from Clearwater Analytics’ current expectations and include, but are not limited to, the Company’s ability to successfully integrate the operations and technology of its recently completed acquisitions of Enfusion, Beacon and Bistro (the “Recent Acquisitions”) with those of the Company and to obtain third party data rights, retain and incentivize the employees of the Recent Acquisitions following the close of the Recent Acquisitions, retain the Recent Acquisitions’ clients, repay debt incurred in connection with the Recent Acquisitions and meet financial covenants to be imposed in connection with such debt, risks that synergies and growth from the Recent Acquisitions may not be fully realized or may take longer to realize than expected, the Company's ability to keep pace with rapid technological change and market developments, including artificial intelligence, competitors in its industry, the possibility that market volatility, a downturn in economic conditions or other factors may cause negative trends or fluctuations in the value of the assets on the Company’s platform, the Company's ability to manage growth, the Company’s ability to attract and retain skilled employees, the possibility that the Company’s solutions fail to perform properly, disruptions and failures in the Company's and third parties’ computer equipment, cloud-based services, electronic delivery systems, networks and telecommunications systems and infrastructure, the failure to protect the Company, its customers’ and/or its vendors’ confidential information and/or intellectual property, claims of infringement of others’ intellectual property, factors related to the Company's ownership structure as well as other risks and uncertainties detailed in Clearwater Analytics’ periodic public filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 26, 2025 (as amended by Amendment No. 1 thereto, filed with the SEC on March 7, 2025), and in other periodic reports filed by the Company with the SEC. These filings are available at www.sec.gov and on the Company’s website.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the time they are made. The Company does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of the Company.
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Clearwater Analytics Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share amounts and per share amounts, unaudited)

	June 30	December 31
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$68,404	$177,350
Short-term investments	3,518	78,139
Accounts receivable, net	148,020	106,151
Prepaid expenses and other current assets	37,656	23,006
Total current assets	257,598	384,646
Property, equipment and software, net	24,554	14,797
Operating lease right-of-use assets, net	43,657	24,797
Deferred contract costs, non-current	7,926	7,013
Debt issuance costs - line of credit	3,874	339
Deferred tax assets, net	669,660	602,500
Other non-current assets	6,159	3,340
Intangible assets, net	740,534	30,868
Goodwill	1,267,261	70,971
Long-term investments	—	30,301
Total assets	$3,021,223	$1,169,572
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,141	$2,934
Accrued expenses and other current liabilities	79,238	55,654
Deferred revenue	20,811	7,329
Notes payable, current portion	6,000	2,750
Operating lease liability, current portion	15,463	8,350
Tax receivable agreement liability	—	35
Total current liabilities	127,653	77,052
Notes payable, less current maturities and unamortized debt issuance costs	872,096	43,164
Operating lease liability, less current portion	31,311	17,655
Other long-term liabilities	2,193	1,470
Total liabilities	1,033,253	139,341
Stockholders' Equity
Class A common stock, par value $0.001 per share; 1,500,000,000 shares authorized, 287,637,289 shares issued and outstanding as of June 30, 2025, 212,857,580 shares issued and outstanding as of December 31, 2024	288	213
Class B common stock, par value $0.001 per share; 500,000,000 shares authorized, 4,506,422 share issued and outstanding as of June 30, 2025, no shares issued and outstanding as of December 31, 2024	5	—
Class C common stock, par value $0.001 per share; 452,622,413 shares authorized, no shares issued and outstanding as of June 30, 2025, 500,000,000 shares authorized, 12,542,110 shares issued and outstanding as of December 31, 2024	—	13
Class D common stock, par value $0.001 per share; 369,916,245 shares authorized, no shares issued and outstanding as of June 30, 2025, 500,000,000 shares authorized, 22,243,668 shares issued and outstanding as of December 31, 2024	—	22
Additional paid-in-capital	1,688,311	725,174
Accumulated other comprehensive income (loss)	8,286	(1,113)
Retained earnings	270,689	283,946
Total stockholders' equity attributable to Clearwater Analytics Holdings, Inc.	1,967,579	1,008,255
Non-controlling interests	20,391	21,976
Total stockholders' equity	1,987,970	1,030,231
Total liabilities and stockholders' equity	$3,021,223	$1,169,572

Clearwater Analytics Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$181,937	$106,791	$308,801	$209,510
Cost of revenue(1)	63,423	29,890	97,347	58,069
Gross profit	118,514	76,901	211,454	151,441
Operating expenses:
Research and development(1)	49,755	35,360	87,154	73,036
Sales and marketing(1)	39,221	15,169	58,853	31,480
General and administrative(1)	44,118	22,528	72,945	43,248
Total operating expenses	133,094	73,057	218,952	147,764
Income (loss) from operations	(14,580)	3,844	(7,498)	3,677
Interest expense	13,464	1,082	14,383	2,181
Tax receivable agreement expense	—	5,915	—	6,201
Other income, net	(1,546)	(3,508)	(3,869)	(7,197)
Income (loss) before income taxes	(26,498)	355	(18,012)	2,492
Provision for (benefit from) income taxes	(2,347)	79	(797)	(19)
Net income (loss)	(24,151)	276	(17,215)	2,511
Less: Net income (loss) attributable to non-controlling interests	(926)	706	(663)	1,044
Net income (loss) attributable to Clearwater Analytics Holdings, Inc.	$(23,225)	$(430)	$(16,552)	$1,467

Net income (loss) per share attributable to Class A and Class D common stockholders stock:
Basic	$(0.09)	$(0.00)	$(0.07)	$0.01
Diluted	$(0.09)	$(0.00)	$(0.07)	$0.01

Weighted average shares of Class A and Class D common stock outstanding:
Basic	270,632,308	218,349,567	254,070,446	215,804,515
Diluted	270,632,308	218,349,567	254,070,446	254,208,965

(1)Amounts include equity-based compensation as follows:

Cost of revenue	$4,619	$3,273	$8,083	$6,419
Operating expenses:
Research and development	8,792	9,182	17,490	18,093
Sales and marketing	10,182	2,692	14,191	6,513
General and administrative	13,955	9,711	21,496	18,058
Total equity-based compensation expense	$37,548	$24,858	$61,260	$49,083

Clearwater Analytics Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
OPERATING ACTIVITIES
Net income (loss)	$(24,151)	$276	$(17,215)	$2,511
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23,606	2,941	26,752	5,491
Noncash operating lease cost	4,643	2,312	7,018	4,545
Equity-based compensation	37,548	24,858	61,260	49,083
Amortization of deferred contract acquisition costs	1,753	1,196	3,103	2,413
Amortization of debt issuance costs, included in interest expense	747	70	816	140
Debt extinguishment cost	419	—	419	—
Deferred tax benefit	(1,741)	(970)	(491)	(1,992)
Accretion of discount on investments	—	(602)	(284)	(1,177)
Realized (gain) loss on investments	—	24	(112)	24
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	15,641	(42)	10,345	(4,718)
Prepaid expenses and other assets	(8,846)	3,105	(11,422)	(1,093)
Deferred contract acquisition costs	(3,363)	(1,024)	(3,356)	(1,771)
Accounts payable	1,768	271	850	335
Accrued expenses and other liabilities	75	5,256	(5,049)	(4,183)
Tax receivable agreement liability	—	6,199	(35)	4,355
Other long-term liabilities	(1,018)	—	(1,018)	—
Net cash provided by operating activities	47,081	43,870	71,581	53,963
INVESTING ACTIVITIES
Purchases of property, equipment and software	(2,987)	(1,454)	(4,455)	(2,947)
Purchases of intangible assets	(184)	—	(184)	—
Purchase of held to maturity investments	—	(3,009)	(4,686)	(3,009)
Purchases of available-for-sale investments	—	(35,493)	—	(67,390)
Proceeds from sale of available-for-sale investments	—	—	89,479	—
Proceeds from maturities of investments	4,175	38,307	20,375	59,842
Acquisition of businesses, net of cash acquired	(1,074,783)	(40,121)	(1,074,783)	(40,121)
Payment of asset acquisition holdback liability	(10,000)	—	(10,000)	—
Payment of initial direct costs for operating leases	(89)	(104)	(89)	(104)
Net cash used in investing activities	(1,083,868)	(41,874)	(984,343)	(53,729)
FINANCING ACTIVITIES
Proceeds from exercise of options	168	5	168	109
Taxes paid related to net share settlement of equity awards	(4,937)	(4,307)	(29,339)	(33,081)
Proceeds from borrowings, net of payment of debt issuance costs	926,634	—	924,475	—
Repayments of borrowings	(96,375)	—	(97,063)	(688)
Payment of business acquisition holdback liability	—	—	—	(780)
Proceeds from employee stock purchase plan	3,316	2,795	3,316	2,795
Payment of tax distributions	—	—	—	(8)
Net cash provided by (used in) financing activities	828,806	(1,507)	801,557	(31,653)
Effect of exchange rate changes on cash and cash equivalents	1,226	(38)	2,259	(251)
Change in cash and cash equivalents during the period	(206,755)	451	(108,946)	(31,670)
Cash and cash equivalents, beginning of period	275,159	189,644	177,350	221,765
Cash and cash equivalents, end of period	$68,404	$190,095	$68,404	$190,095
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$473	$851	$1,755	$1,762
Cash paid for income taxes	$273	$144	$856	$590

NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property, equipment and software included in accounts payable and accrued expense	$64	$55	$64	$55
Acquisition of Bistro intangible assets paid in common stock	$—	$—	$102,729	$—
Business acquisition liability included in accrued expenses and other liabilities	$3,122	$—	$3,122	$—
Tax distributions payable to Continuing Equity Owners included in accrued expenses	$13	$3,209	$13	$3,209

Clearwater Analytics Holdings, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands, unaudited)

	Three Months Ended June 30,
	2025		2024
	(in thousands, except percentages)
Net income (loss)	$(24,151)	(13%)	$276	0%
Adjustments:
Interest expense	13,464	7%	1,082	1%
Depreciation and amortization	23,606	13%	2,941	3%
Equity-based compensation expense and related payroll taxes	38,843	21%	25,151	24%
Tax receivable agreement expense	—	0%	5,915	6%
Transaction expenses(1)	10,433	6%	875	1%
Amortization of prepaid management fees and reimbursable expenses	10	0%	637	2%
Provision for (benefit from) income tax expense	(2,347)	(1%)	79	0%
Other income, net	(1,546)	(1%)	(3,508)	(3%)
Adjusted EBITDA	$58,312	32%	$33,448	31%
Revenue	$181,937	100%	$106,791	100%

	Six Months Ended June 30,
	2025		2024
	(in thousands, except percentages)
Net income (loss)	$(17,215)	(6%)	$2,511	1%
Adjustments:
Interest expense	14,383	5%	2,181	1%
Depreciation and amortization	26,752	9%	5,491	3%
Equity-based compensation expense and related payroll taxes	66,405	22%	53,632	26%
Tax receivable agreement expense	—	0%	6,201	3%
Transaction expenses(1)	17,713	6%	1,678	1%
Amortization of prepaid management fees and reimbursable expenses	10	0%	1,172	2%
Provision for (benefit from) income tax expense	(797)	0%	(19)	0%
Other income, net	(3,869)	(1%)	(7,197)	(3%)
Adjusted EBITDA	$103,382	33%	$65,650	31%
Revenue	$308,801	100%	$209,510	100%
(1) Transaction expenses primarily consist of severance costs, transaction related bonuses, professional & legal fees and administrative costs for closed acquisitions.

Clearwater Analytics Holdings, Inc.
Reconciliation of Free Cash Flow
(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$47,081	$43,870	$71,581	$53,963
Less: Purchases of property, equipment and software	2,987	1,454	4,455	2,947
Free Cash Flow	$44,094	$42,416	$67,126	$51,016

Clearwater Analytics Holdings, Inc.
Reconciliation of Non-GAAP Information
(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$181,937	$106,791	$308,801	$209,510

Gross profit	$118,514	$76,901	$211,454	$151,441
Adjustments:
Equity-based compensation expense and related payroll taxes	4,797	3,318	9,171	6,840
Depreciation and amortization	17,478	2,494	20,242	4,596
Gross profit, non-GAAP	$140,789	$82,713	$240,867	$162,877
As a percentage of revenue, non-GAAP	77%	77%	78%	78%

Cost of Revenue	$63,423	$29,890	$97,347	$58,069
Adjustments:
Equity-based compensation expense and related payroll taxes	4,797	3,318	9,171	6,840
Depreciation and amortization	17,478	2,494	20,242	4,596
Cost of revenue, non-GAAP	$41,148	$24,078	$67,934	$46,633
As a percentage of revenue, non-GAAP	23%	23%	22%	22%

Research and development	$49,755	$35,360	$87,154	$73,036
Adjustments:
Equity-based compensation expense and related payroll taxes	8,984	9,306	18,811	21,180
Depreciation and amortization	392	164	514	365
Research and development, non-GAAP	$40,379	$25,890	$67,829	$51,491
As a percentage of revenue, non-GAAP	22%	24%	22%	25%

Sales and marketing	$39,221	$15,169	$58,853	$31,480
Adjustments:
Equity-based compensation expense and related payroll taxes	10,314	2,772	15,314	6,941
Depreciation and amortization	4,916	155	5,069	290
Sales and marketing, non-GAAP	$23,991	$12,242	$38,470	$24,249
As a percentage of revenue, non-GAAP	13%	11%	12%	12%

General and administrative	$44,118	$22,528	$72,945	$43,248
Adjustments:
Equity-based compensation expense and related payroll taxes	14,748	9,755	23,109	18,671
Depreciation and amortization	820	128	927	240
Amortization of prepaid management fees and reimbursable expenses	10	637	10	1,172
Transaction expenses	10,433	875	17,713	1,678
General and administrative, non-GAAP	$18,107	$11,133	$31,186	$21,487

As a percentage of revenue, non-GAAP	10%	10%	10%	10%

Income (loss) from operations	$(14,580)	$3,844	$(7,498)	$3,677
Adjustments:
Equity-based compensation expense and related payroll taxes	38,843	25,151	66,405	53,632
Depreciation and amortization	23,606	2,941	26,752	5,491
Amortization of prepaid management fees and reimbursable expenses	10	637	10	1,172
Transaction expenses	10,433	875	17,713	1,678
Income from operations, non-GAAP	$58,312	$33,448	$103,382	$65,650
As a percentage of revenue, non-GAAP	32%	31%	33%	31%

Net income (loss)	$(24,151)	$276	$(17,215)	$2,511
Adjustments:
Equity-based compensation expense and related payroll taxes	38,843	25,151	66,405	53,632
Depreciation and amortization	23,606	2,941	26,752	5,491
Tax receivable agreement expense	—	5,915	—	6,201
Amortization of prepaid management fees and reimbursable expenses	10	637	10	1,172
Transaction expenses	10,433	875	17,713	1,678
Tax impacts of adjustments to net income (loss) (1)	(13,946)	(8,968)	(24,014)	(17,667)
Net income, non-GAAP	$34,795	$26,827	$69,651	$53,018
As a percentage of revenue, non-GAAP	19%	25%	23%	25%

Net income per share - basic, non-GAAP	$0.13	$0.12	$0.27	$0.25
Net income per share - diluted, non-GAAP	$0.12	$0.10	$0.24	$0.21

Weighted-average common shares outstanding - basic	270,632,308	218,349,567	254,070,446	215,804,515
Weighted-average common shares outstanding - diluted	288,379,436	256,090,273	285,036,703	254,208,965
(1)The non-GAAP effective tax rate was 25% for the three and six months ended June 30, 2025 and 2024, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP basic and diluted net income per share.